Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan Administrator of the
PSS World Medical, Inc. Savings Plan:

We consent to incorporation by reference in the registration statement (No. 33-80657) on Form S-8 of PSS World Medical, Inc. of our report dated August 18, 2004 relating to the financial statements and supplemental schedule of PSS World Medical, Inc. Savings Plan as of March 31, 2004 and 2003, and for the year ended March 31, 2004, which report appears in the March 31, 2004 annual report on Form 11-K of PSS World Medical, Inc. Savings Plan.

KPMG LLP

Jacksonville, Florida
August 18, 2004